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                                                                     EXHIBIT 5.2


October 24, 2003



ProAssurance Corporation
100 Brookwood Place
Birmingham, Alabama  35209



Ladies and Gentlemen:

We have acted as tax advisors to ProAssurance Corporation (the "Company") in connection with the filing of a registration statement on Form S-3 (the "Registration Statement") with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, for the registration of $107,600,000 aggregate principal amount of its Convertible Senior Debentures due 2023 (the "Debentures")(which includes $100,000,000 of the Debentures which were sold to Banc of America Securities LLC and Cochran, Caronia Securities LLC as the initial purchasers (the "Initial Purchasers") and $7,600,000 of the Debentures which were sold to the Initial Purchasers in connection with the exercise of the option granted to the Initial Purchasers pursuant to Section 2(c) of the purchase agreement dated as of July 1, 2003 (the "Purchase Agreement") between the Company and the Initial Purchasers), pursuant to the Purchase Agreement. Unless otherwise specifically provided for herein, capitalized terms used herein have the meanings given to them in the Purchase Agreement.

For purposes of rendering this opinion, we have considered such principles and authorities of U.S. federal income tax law and examined copies certified or otherwise identified to our satisfaction such documents, corporate records and other instruments, as we have considered necessary or appropriate. Included in such examination were the following:

         (i) the Purchase Agreement;

         (ii) the registration rights agreement dated as of July 7, 2003 (the "Registration Rights Agreement") between the Company and the Initial Purchasers;

         (iii) the prospectus portion of the Registration Statement filed with the Securities and Exchange Commission on the date hereof (the "Prospectus") with respect to (a) the Debentures and (b) the shares of the Company's common stock issuable upon conversion of the Debentures; and

         (iv) the indenture dated as of July 7, 2003, among the Company and SouthTrust Bank, as trustee, pursuant to which the Debentures have been issued (the "Indenture").



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ProAssurance Corporation                                        October 24, 2003


In such examination, we have assumed (i) the genuineness of all signatures, (ii) the authenticity of all documents submitted to us as originals, (iii) the conformity to authentic originals of all documents submitted to us as certified or photocopies, (iv) the genuineness of all signatures on all documents of all parties, (v) the legal capacity and competency of natural persons, (vi) the due authorization, execution and delivery of the Purchase Agreement and the Indenture by all parties thereto, and (vii) that the Purchase Agreement and Indenture constitute the valid, binding and enforceable obligations of all parties thereto.

On the basis of such examination, we advise you that, in our opinion, (i) for U.S. federal income tax purposes, the Debentures should be subject to Treasury Regulation Section 1.1275-4(b) and (ii) the information in the Prospectus under the caption "Certain U.S. Federal Income Tax Consequences," to the extent that it constitutes matters of U.S. federal tax law or legal conclusions with respect thereto, is correct in all material respects.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In addition, we consent to the reference to us under the caption "Certain U.S. Federal Income Tax Consequences" in the Prospectus.

This opinion is rendered solely to you in connection with the above matter. This opinion may not be relied upon by you for any other purpose or relied upon by or furnished to any other person without our prior written consent.


                                                      Sincerely,


                                                      /s/ ERNST & YOUNG LLP